As filed with the Securities and Exchange Commission on June 11, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RINO INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

3569
(Primary Standard Industrial Classification Code Number)

41-1508112
(I.R.S. Employer Identification Number)

11 Youquan Road, Zhanqian Street, Jinzhou District
Dalian, People’s Republic of China 116100
+86-411-87661222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

United Corporate Services, Inc.
202 South Minnesota Street
Carson City, Nevada 89703
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren Ofsink, Esq.
GUZOV OFSINK LLC
600 Madison Avenue, 14th Floor,
New York, NY 10022

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

☐ Large accelerated filer
☐ Accelerated filer
☒ Non-accelerated filer
☐ Smaller reporting company

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 is being filed solely for the purpose of amending (i) Part I, Financial Statements, of the Registration Statement to replace the Report of Independent Registered Public Accounting Firm dated January 23, 2008 issued by Jimmy C.H. Cheung & Co, CPAs, and (ii) Part II, Exhibits, of the Registration Statement to replace Exhibit 23.2 (Consent of accountant (Jimmy C.H. Cheung & Co) for use of its report).

No other provisions of the Registration Statement are being amended by this amendment except as described above. Therefore, such other provisions are omitted from this amendment.

PART I:
INFORMATION REQUIRED IN PROSPECTUS

FINANCIAL STATEMENTS

Our consolidated balance sheets as of March 31, 2008 (unaudited) and December 31, 2007, consolidated statements of income and other comprehensive income for the three months ended March 31, 2008 and 2007 (unaudited), consolidated statements of cash flows for the three months ended March 31, 2008 and 2007 (unaudited), consolidated statements of shareholders’ equity for the three months ended March 31, 2008 (unaudited), each together with the notes thereto, our audited and consolidated balance sheets for fiscal years ended December 31, 2007 and 2006, audited and consolidated statements of operations and comprehensive income, audited and consolidated statements of stockholders’ equity and audited and consolidated statements of cash flow for fiscal years ended December 31, 2007, 2006 and 2005, each together with the report of the independent certified public accounting firm thereon and the notes thereto, are presented in this registration statement starting from page F-1.

Supplementary Data

The following selected consolidated financial data are derived from the accounts of the Company without audit as required by Item 302 of Regulation S-K.

2008 Quarter Ended March 31
Net sales	$19,045,425
Gross profit	$7,722,567
Net income	$5,020,346
Basic earnings per share	$0.20
Fully diluted earnings per share	$0.20
Basic EPS denominator	25,000,000
Fully diluted EPS denominator	25,161,062

	2007 Quarter Ended
	March 31	June 30	September 30	December 31
Net sales	$9,765,096	$18,902,092	$17,648,671	$17,299,879
Gross profit	$4,886,509	$10,311,315	$7,370,192	$8,126,778
Net income	$2,280,213	$5,057,334	$4,262,802	$(1,381,544)
Basic earnings per share	$0.13	$0.28	$0.24	$(0.06)
Fully diluted earnings per share	$0.13	$0.28	$0.24	$(0.06)
Basic EPS denominator	17,899,643	17,899,643	17,899,643	24,614,111
Fully diluted EPS denominator	17,899,643	17,899,643	17,899,643	24,738,283

	2006 Quarter Ended
	March 31	June 30	September 30	December 31
Net sales	$1,631,999	$2,525,466	$2,626,125	$3,972,555
Gross profit	$665,378	$1,423,283	$1,044,659	$2,277,881
Net income	$319,876	$931,977	$488,219	$1,412,798
Basic earnings per share	$0.02	$0.05	$0.03	$0.08
Fully diluted earnings per share	$0.02	$0.05	$0.03	$0.08
Basic EPS denominator	17,899,643	17,899,643	17,899,643	17,899,643
Fully diluted EPS denominator	17,899,643	17,899,643	17,899,643	17,899,643

The selected financial data presented above is substantially the operating results for Dalian Rino. Until October 5, 2007, all operations were undertaken by RINO. From that date forward, the results of RINO are consolidated with those of Dalian Innomind Group Limited and Jade Mountain Corporation pursuant to the Restructuring Agreements whereby RINO became a contractually controlled affiliate under EITF 97-2. Consequently, the quarterly financial data is not the same as that previously reported by RINO International Corporation on Forms 10-QSB.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements of RINO International Corporation for the Three Months ended March 31, 2008 and 2007

i.	Consolidated Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007	F-1

ii.	Consolidated Statements of Income and Other Comprehensive Income for the three months ended March 31, 2008 and 2007 (unaudited)	F-2

iii.	Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited)	F-3

iv.	Consolidated Statements of Shareholders’ Equity for the Three Months Ended March 31, 2008 (unaudited)	F-4

v.	Notes to the Consolidated Financial Statements (unaudited)	F-5 - F-25

Audited and Consolidated Financial Statements of Jade Mountain Corporation for the Years ended December 31, 2007, 2006 and 2005

i.	Report of Independent Registered Certified Public Accounting Firm	1

ii.	Consolidated Balance Sheets as of December 31, 2007 and 2006	2

iii.	Consolidated Statements of Operations and Comprehensive Income for the Years ended December 31, 2007, 2006 and 2005	3

iv.	Consolidated Statements of Changes in Stockholders' Equity for the Years ended December 31, 2007, 2006 and 2005	4

v.	Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2006 and 2005	5

vi.	Notes to the Consolidated Financial Statements	6 - 18

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,147,346	$7,390,631
Restricted cash	4,991,412	1,000,000
Accounts receivable	25,271,971	20,840,336
Notes receivable	952,087	202,670
Costs and estimated earnings in excess of billings	1,049,322	2,818,122
Inventories	244,323	178,480
Advances for inventory purchase	14,754,199	12,092,202
Other current assets and prepaid expenses	1,685,924	1,174,464
Total current assets	55,096,584	45,696,905

PROPERTY AND EQUIPMENT, NET	11,426,247	11,000,581

OTHER ASSETS
Prepaid expenses (non-current)	89,250	95,706
Advances for equipment and construction material purchase	6,219,083	3,751,343
Intangible assets, net	1,674,283	1,618,590
Total other assets	7,982,616	5,465,639

Total assets	$74,505,447	$62,163,125

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,160,540	$2,534,858
Liquidated damages payable	1,500,000	1,000,000
Other payables and accrued liabilities	830,810	802,245
Notes payable	2,392,052	-
Sales commission payable	786,561	-
Due to a stockholder	79,753	106,963
Other taxes payable	(56,465)	581,444
Income tax payable	1,233,524	5,970,794
Value added tax payable	2,937,899	2,989,365
Short-term loan	7,140,000	-
Total current liabilities	19,004,674	13,985,669

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY
Preferred Stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding)	-	-
Common Stock ($0.0001 par value, 10,000,000,000 shares authorized, 25,000,000 shares issued and outstanding as of March 31, 2008 and December 31, 2007)	2,500	2,500
Additional paid-in capital	32,742,048	32,701,982
Retained earnings	15,841,263	11,376,163
Statutory reserves	2,664,785	2,109,539
Accumulated other comprehensive income	4,250,177	1,987,272
Total shareholders' equity	55,500,773	48,177,456
Total liabilities and shareholders' equity	$74,505,447	$62,163,125

The accompanying notes are an integral part of these statements.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007
REVENUES:
Contracts	$19,045,425	$7,189,479
Services	-	2,600,842
	19,045,425	9,790,321

COST OF SALES
Cost of contracts	11,165,083	4,380,774
Cost of services	-	389,932
Depreciation	157,775	120,484
	11,322,858	4,891,190

GROSS PROFIT	7,722,567	4,899,131

OPERATING EXPENSES
Selling, general and administrative expenses	2,145,491	1,297,348
Depreciation	32,605	26,526
Amortization	15,914	11,464
Reasearch and development	10,483	-
TOTAL OPERATING EXPENSES	2,204,493	1,335,338

INCOME FROM OPERATIONS	5,518,074	3,563,793

OTHER INCOME (EXPENSE), NET
Other income	73,377	-
Interest income	21,926	1,643
Interest expenses	(78,704)	(153,857)
Liquidated damage expense	(500,000)	-
Other expenses	(14,327)	(2,623)
TOTAL OTHER EXPENSES	(497,728)	(154,837)

INCOME BEFORE PROVISION FOR INCOME TAXES	5,020,346	3,408,956

PROVISION FOR INCOME TAXES	-	-

NET INCOME	5,020,346	3,408,956

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	2,262,905	(364,264)

COMPREHENSIVE INCOME	$7,283,251	$3,044,692

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	25,000,000	17,899,643
Diluted	25,161,062	17,899,643

EARNINGS PER SHARE:
Basic	$0.20	$0.19
Diluted	$0.20	$0.19

The accompanying notes are an integral part of these statements.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2008
(UNAUDITED)

	Common Stock
	Par Vaule $0.0001		Additional	Retained Earnings		Accumulated other
	Number	Common	Paid-in	Statutory	Unrestricted	comprehensive
	of shares	stock	capital	reserve	earnings	income	Totals
BALANCE, December 31, 2007	25,000,000	$2,500	$32,701,982	$2,109,539	$11,376,163	$1,987,272	$48,177,456

Stock compensation expenese-options issued			38,204				38,204
Imputed interest on advances from a shareholder			1,862				1,862
Net income					5,020,346		5,020,346
Allocation to statutory reserve				555,246	(555,246)		-
Foreign currency translation gain						2,262,905	2,262,905

BALANCE, March 31, 2008 (Unaudited)	25,000,000	$2,500	$32,742,048	$2,664,785	$15,841,263	$4,250,177	$55,500,773

The accompanying notes are an integral part of these statements.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007
(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,020,346	$3,408,956
Adjusted to reconcile net income to cash provided by operating activities:
Depreciation	190,379	155,689
Amortization	15,914	11,998
Imputed interest	1,862	18,271
Amortization of long term prepaid expense	10,483	-
Accrued liquidated damages	500,000	-
Changes in operating assets and liabilities
Accounts receivable	(3,430,834)	3,985,692
Notes receivable	(724,697)	(190,704)
Contract in process	1,853,886	(7,631,873)
Inventories	(56,679)	(17,003)
Other receivables and prepaid expenses	550,260	(340,565)
Advances for inventory purchase	(2,079,379)	(1,852,751)
Accounts payable	(476,669)	(122,583)
Sales commission payable	769,871	-
Other payables and accrued liabilities	(5,329)	1,233,615
Value added tax payables	(180,442)	(1,547,597)
Income tax and other tax payables	(5,546,217)	(434,443)
Net cash provided by (used in) operating activities	(3,587,245)	(3,303,299)

CASH FLOWS FROM INVESTING ACTIVITIES
Addition to construction in progress	-	60,863
Purchase of property and equipment	(128,377)	(164,783)
Purchase of intangible assets	-	(584,336)
Advances for construction material and equipment purchase	(2,252,156)	(21,284)
Net cash used in investing activities	(2,380,533)	(709,540)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) due to related parties	(31,231)	597,384
Increase of restricted cash	(4,906,720)	-
Increase of notes payable	2,341,296	-
Proceeds from short-term bank loan	6,988,500	52,202
Payments on long-term bank loans	-	42,710
Net cash provided by financing activities	4,391,845	692,296

EFFECT OF EXCHANGE RATE ON CASH	332,648	111,646

DECREASE IN CASH AND CASH EQUIVALENTS	(1,243,285)	(3,228,896)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,390,631	3,604,349

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$6,147,346	$375,453
	6,147,346	375,453
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest expense	$76,856	$129,314
Income taxes	$4,896,545	$495,995

The accompanying notes are an integral part of this statement.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

RINO International Corporation (formerly known as “Jade Mountain Corporation” or “JMC”), (the“Company) was originally incorporated in 1984 as Applied Biometrics, Inc. in accordance with the laws of the State of Minnesota. In August 2000, the Company determined that it would be unable to complete the development of its primary product and ceased its ongoing business operations.

On December 27, 2006, the shareholders of JMC approved a proposal to re-domicile JMC from the State of Minnesota to the State of Nevada. JMC effected the re-domicile through a merger with a new Nevada corporation which was formed by JMC on September 12, 2006 solely and specifically for the purpose of effecting the re-domicile of JMC. At this time, JMC changed its name to Jade Mountain Corporation. During the first six months ended June 30, 2007, JMC ceased all business operations and disposed of all its assets, liabilities and operating activities. JMC has had no operations or significant assets since the year ended December 31, 2006.

Innomind Group Limited (“Innomind”) was incorporated in the British Virgin Islands (“BVI”) on November 17, 2006 as an investment holding company. Through its wholly owned subsidiary, Dalian Innomind Environment Engineering Co., Ltd. (“Dalian Innomind”) incorporated in the People’s Republic of China (“PRC”) as a wholly owned foreign limited liability company on July 9, 2007. Innomind’s principal activities are the design, development, manufacture and installation of industrial equipment used mainly for environmental protection purposes in the PRC. In accordance with the business permit, Dalian Innomind’s right of operation expires on July 8, 2022 and is renewable on expiry.

Dalian Rino Environment Engineering Science And Technology Co., Ltd. (“Dalian Rino”) was incorporated in the PRC on March 5, 2003 as a limited liability company. The business activities of Dalian Rino are the same with those of Dalian Innomind. In accordance with the business permit, Dalian Rino’s right of operation expires on March 4, 2021 and is renewable.

On October 5, 2007, JMC consummated a Share Exchange Agreement (“the Agreement”) with the shareholders of Innomind pursuant to which JMC issued 17,899,643 shares of Common Stock, par value $0.0001 per share to the shareholders of Innomind for 100% equity interest in Innomind. Prior to the Share Exchange: (i) on July 16, 2007, the Company consummated a one (1) share for two hundred thousand (200,000) shares reverse split of its Common Stock, with fractional shares rounded up to the nearest whole number (the “Reverse Split”); and (ii) on August 31, 2007, the Company’s Board of Directors authorized a one hundred (100) shares for one (1) share forward split of the issued and outstanding shares of its Common Stock (the “Forward Split”). All share and per share amounts set forth in this Current Report as of dates on or after July 16, 2007, give effect to the Reverse Split and all share and per share amounts set forth in this Current Report as of dates after August 31, 2007, give effect to the Forward Split.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

The merger of JMC and Innomind is being treated for accounting purposes as a capital transaction and recapitalization by Innomind (the “accounting acquirer”) and re-organization by JMC (the “accounting acquiree”). As a result, Innomind acquired the net assets of Jade Mountain at book value.

The financial statements have been prepared as if the re-organization had occurred retroactively. Accordingly, these financial statements include:

1)	The balance sheet consisting of the net assets of the accounting acquirer at historical cost and the net assets of the accounting acquiree at historical cost.

2)	The statement of operations including the operations of the accounting acquirer for the periods presented and the operations of the accounting acquiree from the date of the transaction.

On October 3, 2007, Dalian Innomind entered into a series of agreements (collectively known as the Restructuring Agreements) with Dalian Rino and the shareholders of Dalian Rino in which Dalian Innomind assumed the management of the business activities of Dalian Rino, making Dalian Rino a contractually controlled affiliate under EITF 97-2. As both companies were under common control before and after the consummation of the Restructuring Agreements on October 5, 2007, this was accounted for as a reorganization of entities under common control and consolidated financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

Effective May 9, 2008, Jade Mountain Corporation changed its original name to “RINO International Corporation.” The board approved the changed name and deemed it better reflect the direction and business of the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements of Jade Mountain Corporation reflect the activities of JMC and its 100% owned subsidiaries Innomind, Dalian Innomind and Dalian Rino, a Contractually Controlled Affiliate of Dalian Innomind, (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

The Company has included all normal recurring adjustments considered necessary to give a fair presentation of operating results for the periods presented. Interim results are not necessarily indicative of results for a full year. The information included in this Form 10-Q should be read in conjunction with information included in the 2007 annual report filed on Form 10-K.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with an original maturity of less than 3 months.

The cash held in escrow pursuant to the Board Escrow Holdback as described in Note 18 is accounted for as other current assets and is not shown as cash or cash equivalents on the balance sheet until such funds have been released from escrow pursuant to the terms of the Securities Purchase Agreement.

Restricted Cash

The Company records cash deposits in banks or other institutions subject to restrictions on the withdrawal or use of the fund as restricted cash.

Accounts Receivable

Accounts receivable represents amounts due from customers for products sales and services. Overdue balances are reviewed regularly by senior management. Reserves are recorded when collection of amounts due are in doubt. The Company’s current accounts receivables are outstanding for less than one year and the Company has not experienced any loss from uncollected accounts receivable. The Company did not reserve any allowance for doubtful account as of March 31, 2008.

Inventories

Inventories are stated at the lower of cost or market using weighted average method.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)
Property, Plant and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	30 Years
Plant and machinery	15 Years
Motor vehicles	10 Years
Furniture, fixtures and equipment	5 Years

Intangible Assets

Intangible assets are stated at cost, less accumulated amortization and impairments. Land use rights are stated at cost, less accumulated amortization and are amortized over the term of the relevant rights of 50 years from the date of acquisition.

Other Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the impairment or disposal of Long-Lived Assets", long-lived assets and certain identifiable intangible assets are reviewed for impairment at least annually, or more often whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long- lived assets. As of March 31, 2008, the Company expected these assets to be fully recoverable.

Fair Value of Financial Instruments

On January 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements.” SFAS No. 157, defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and payables qualified as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

As of March 31, 2008, the short term bank loans amounted to $7,140,000. In accordance with SFAS 157, the Company determined that the carrying value of these loans approximated the fair value using the level 2 inputs by comparing the stated loan interest rate to the rate charged by the Bank of China to similar loans, since no quoted market is available.

As of March 31, 2008, the Company had notes payable of $2,392,052 outstanding. This amount represents notes issued by banks to vendors with the Company’s restricted cash deposit in bank as a guarantee for the payment. These notes were actually issued checks with a clearing period ranging from three months to six months. These notes are not interest bearing and the cash deposit in bank is restricted for withdrawals. The Company determined the carrying amount of the notes payable approximated the fair value due to its short term in nature and the difference between the carrying value and the fair value would be immaterial, if any, by using the level 3 inputs to discount the payment of notes to the present fair value.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

Revenue Recognition

Contracts

The Company enters into long-term fixed price contracts with customers to manufacture and install industrial equipment. Revenue on long-term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer. When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately. The use of the percentage of completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.

In addition to our specialty equipment sales, the Company uses heavy machining equipment to perform machining services for third parties. These engagements - numbering several hundred per year - are essentially piecework and are completed in usually less than one month. Accordingly, these heavy machinery contracts do not fall within the scope of SOP 81-1. Each machining engagement is governed by a separate contract, indicating existence of an arrangement. Revenue is recognized when service is performed, which is usually concurrent with delivery to the customer, the contract price is set by contract, collectibility is reasonably assured. Accordingly, these revenues are recognized under Staff Accounting Bulletin No. 104.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Services

The Company also provides technical professional services to its customers based on a fixed-price time contract. The Company recognizes services-based revenue from all of its contracts when the services have been performed, the customers have approved the completion of the services and invoices have been issued and collectibility is reasonably assured.

Government Grant

The Dalian municipal government also approved grants to the Company to encourage the high technology industry. The grants are recognized as other income on receipt from the local government.

Shipping and Handling

Shipping and handling for raw materials purchased are included in cost of goods sold. Shipping and handling cost incurred for shipping of finished products to customers are included in selling expenses. Shipping and handling expenses for the three months ended March 31, 2008 and 2007 amounted to $104,275 and $67,913, respectively. In addition, $26,997 and $648 of transportation and unloading charges and product inspection charges were charged to Cost of Sales in the three months ended March 31, 2008 and 2007, respectively.

Research and Development Costs

Research and development (or “R&D”) expenses include salaries, material, contract and other outside service fees, and facilities and overhead costs. Under the guidance of SFAS 2, “Accounting for Research and Development Costs”, the Company expenses the costs associated with the R&D activities when incurred.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS 123(R) “Accounting for Stock-Based Compensation”. SFAS 123R requires that compensation cost relating to stock-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued on the grant date of such instruments and is recognized over the period during which a party is required to provide service in exchange for the award (typically the vesting period).

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Income Taxes

The Company accounts for income taxes under the SFAS 109, “Accounting for Income Taxes”. Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period included the enactment date.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

China Income Taxes

The Company’s subsidiaries are governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws).

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law has replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High Tech companies that pay a reduced rate of 15%;

b.
Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local government for a grace period of either for the next 5 years or until the tax holiday term is completed, whichever is sooner.

In addition, the new EIT also grants tax holidays to entities operating in certain beneficial industries, such as the agriculture, fishing, and environmental protection. Entities in beneficial industries enjoy a three-year period tax exempt and a three-year period with 50% reduction in the income tax rates.

Dalian Innomind and Rino are entities in the environmental protection industry, which is qualified for the tax exemption for three years and a 50% reduction for the following three years. As a result, Dalian Innomind and Rino enjoy a 100% tax exemption for the years 2008 through 2010 and a 50% income tax reduction for the years 2011 through 2013.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Foreign Currency Translation

JMC and Innomind maintain their accounting records in their functional currency in the United States dollars and Hong Kong Dollars, respectively, whereas Dalian Innomind and Dalian Rino maintain their accounting records in their functional currency, Chinese Renminbi (“RMB”).The reporting currency of the Company is the United States dollar.

Dalian Innomind and Dalian Rino assets and liabilities are translated into United States dollars at period-end exchange rates ($0.14280 and $0.13710 at March 31, 2008 and December 31, 2007, respectively). Dalian Innomind and Dalian Rino revenues and expenses are translated into United States dollars at weighted average exchange rates for the periods ($0.13977 and $0.12901 for the years ended March 31, 2008 and 2007, respectively). Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Items in the cash flow statement are translated at the average exchange rate for the period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

As of March 31, 2008 and December 31, 2007, translation adjustments resulting from this process included in accumulated other comprehensive income in the consolidated statement of stockholders’ equity amounted to $4,250,177 and $1,987,272.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) available to common stockholders by the weighted-average number of common shares outstanding during the respective period presented in the accompanying financial statements.

Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company's net income (loss) position at the calculation date.

Segments

The Company designs and manufactures pollution control equipment and other equipment designed to reduce the resource intensity of steel production, effectively serving one segment. Accordingly, segment disclosure is not presented. Additional detail on the composition of revenues is presented in Note 16, Concentrations and Risks, below.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principle market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The Company adopted SFAS No. 157 as of January 1, 2008 and the adoption did not have an impact on the Company’s results of operations or financial condition.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The SFAS 159 became effective for us on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company adopted FSP EITF 07-3 and expensed the research and development as incurred.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company believes that the application of SFAS 160 will not have an impact on its consolidated financial statements.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

In December 2007, the FASB issued SFAS 141R, “Business Combinations,” which applies to all transactions or other events in which an entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. This statement replaces FASB Statement No. 141 and applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. The adoption of SFAS No. 141R will have an impact on the Company’s accounting for business combination, but the effect is dependent upon acquisition at that time.

NOTE 3 – RESTRICTED CASH

Restricted cash consisted o the following:

	March 31, 2008	December 31, 2007
	(unaudited)
Project bidding	$1,599,360	$-
Security deposit for notes payable	2,392,052	-
Escrow account	1,000,000	1,000,000
Total	$4,991,412	$1,000,000

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	March 31, 2008	December 31, 2007
	(unaudited)
Accounts receivable	$25,271,971	$20,840,336
Less: allowance for doubtful accounts	-	-
Accounts receivable, net of allowance	$25,271,971	$20,840,336

As of March 31, 2008 and December 31, 2007, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

NOTE 5 – INVENTORIES

As of March 31, 2008 and December 31, 2007, inventories consisted of raw material and supplies amounted to $244,323 and $178,480, respectively.

For the periods ended March 31, 2008 and December 31, 2007, no provision for obsolete inventories was recorded by the Company.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

NOTE 6 – COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS

The current costs and estimated earnings in excess of billings represent revenues recognized in excess of amounts billed pursuant to the percentage-of-completion method used to recognize revenue. As of March 31, 2008 and December 31, 2007, revenues recognized in excess of amounts billed were $1,049,322 and $2,818,122, respectively.

	March 31, 2008	December 31, 2007
	(Unaudited)
Contracts costs incurred plus recognized profits less recognized losses to date	$17,105,019	$44,074,924
Less progress billings	16,055,697	41,256,802
Costs and estimated earnings in excess of billings	$1,049,322	$2,818,122

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property and equipment at March 31, 2008 and December 31, 2007:

	March 31, 2008	December 31, 2007
	(Unaudited)
Buildings	$3,772,997	$3,612,413
Equipment and machinery	7,763,938	7,430,865
Motor Vehicles	1,140,033	986,274
Furniture and office equipment	387,023	352,840
Construction in progress	6,588	6,307
	13,070,579	12,388,699
Less: accumulated depreciation	1,644,332	1,388,118
Property, plant and equipment, net	$11,426,247	$11,000,581

Depreciation expense for the three months ended March 31, 2008 and 2007 was $190,379 and $155,689, respectively. For the three months ended March 31, 2008 and 2007, no interest was capitalized into construction in progress.

NOTE 8 – INTANGIBLE ASSETS

The following is a summary of intangible assets at March 31, 2008 and December 31, 2007:

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

	March 31, 2008	December 31, 2007
	(Unaudited)
Land use rights	$1,079,934	$1,033,970
Patents and licenses	714,000	683,611
	1,793,934	1,717,581
Less: accumulated amortization	119,651	98,991
Net	$1,674,283	$1,618,590

Amortization expense for the three months ended March 31, 2008 and 2007 amounted to $15,914 and $11,998, respectively.

NOTE 9 – LIQUIDATED DAMAGES PAYABLE

Registration Rights

Pursuant to the Securities Purchase Agreement entered into between the Company and a group of accredited investors (“Securities Purchase Agreement”) on October 5, 2007, the Company was obligated to make efforts to file a registration statement with the SEC to be declared effective by the SEC on or before March 3, 2008. After March 3, 2008 and for each 30-calender day period thereafter in which the registration statement fails to be declared effective, the Company shall pay liquidated damages to investors equal to 1% of the funds raised, or $244,803, subject to a cap of 10% of total funds raised, or total liquidated damages of $2,448,032.

On the date of the transaction, the Company determined that the registration statement would not be filed and declared effective within the required period and accrued $500,000 as liquidated damages payable. The liquidated damages payment was treated as financing cost at the inception and was recorded as a deduction from additional paid-in capital in accordance with the provisions of FSP EITF 00-19-2. This amount accrued is based on the penalties due between March 4, 2008 and May 3, 2008, the date before which the Company originally anticipated the registration statement would be declared effective. To date, the registration statement has not been declared effective. Accordingly, the Company recorded an additional reserve of $500,000 in March 2008.

Independent Directors

Pursuant to the Securities Purchase Agreement, the Company’s Board of Directors must consist of a minimum of 5 members, a majority of whom must be “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15) not later than 120 days after the date of the agreement. The Company was required to hold $1,000,000 in escrow (“Board Escrow Holdback”) and will only be released by the escrow agent on receiving requisite written notice from the investor representatives when this requirement is met. Failing to comply with this requirement, the Company shall pay liquidated damages to investors equal to 1% of the funds raised, or $244,803, for each month or part of a month, pro rata, in which independent directors do not constitute a majority of the 5-member board.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

On the date of the transaction, the Company determined that this requirement would not be met within the required period and accrued $500,000 as liquidated damages payable. The liquidated damages payment was treated as financing cost at the inception and was recorded as a deduction from additional paid-in capital in accordance with the provisions of FSP EITF 00-19-2. This amount accrued is based on the penalties due between December 8, 2007 to April 8, 2008 on or before which the Company originally anticipated the Board of Directors would consist of a minimum of 5 members with a majority being independent directors. The independent directors were seated on March 20, 2008, curing this delinquency. Total liquidated damages payable for the independent board member requirement therefore is $418,513. To date, no liquidated damages have been paid.

NOTE 10 – SHORT TERM BANK LOANS PAYABLE

Balances at March 31, 2008 and December 31, 2007 consist of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)
Due to bank, interest at 7.47%, in February 2009, secured by certain buildings, equipment, and land use rights	$7,140,000	$-
Total	7,140,000	-

Total interest expense on the bank loans for the three months ended March 31, 2008 and 2007 amounted to $78,704 and $153,857, respectively.

NOTE 11 – INCOME TAXES

Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

RINO International Corporation was incorporated in the United States and has incurred net operating loss for income tax purpose for the period ended March 31, 2008. The Company had loss carry forwards of approximately $86,200 for U.S. income tax purposes available for offset against future taxable U.S. income expiring in 2027. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s historical operating income and continuing losses. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded. The valuation allowance at March 31, 2008 was $86,200. The net change in the valuation allowance was an increase of $86,200.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Innomind was incorporated in the BVI and under current law of the BVI, income is not subject to income tax.

Dalian Innomind and Dalian Rino were incorporated in the PRC and are subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC.

In 2007, Dalian Innomind was entitled to tax exemption granted to entities qualified as Foreign Invested Enterprise (“FIE”) so no provision for income tax was made.

Before July 2007, Dalian Rino was also qualified as Foreign Invested Enterprise (“FIE”) so no provision for income tax was made for the three months ended March 31, 2007. On July 12, 2007, Dalian Rino changed its license status to as a domestic entity and was subject to an income tax rate of 33%.

Starting January 1, 2008, the new Enterprise Income Tax laws went effective. Under the new law, Dalian Innomind and Dalian Rino are entitled to a three-year income tax exemption and a 50% income tax reduction for the following three years, no provision for income tax was made for 2008.

The provision for income taxes differs from the amount computed by applying the statutory United States federal income tax rate to income before income taxes. The following table reconciles the statutory rates to the Company’s effective tax rate for the three months ended March 31, 2008 and 2007:

	2008	2007
U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	25.0	25.0
China income tax exemption	(25.0)	(25.0)
Effective income tax rate	0.0%	0.0%

Value Added Tax

Enterprises or individuals who sell commodities, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax, VAT, in accordance with Chinese laws. The VAT standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on sales of the finished product.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

VAT on sales and VAT on purchases amounted to $5,056,817, and $3,349,927 for the periods ended March 31, 2008 and $1,311,221 and $1,766,157 for the period ended March 31, 2007, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent because the VAT taxes are not impacted by the income tax holiday. As of March 31, 2008 and December 31, 2007, the VAT payable amounted to $2,937,899 and $2,989,365, respectively.

NOTE 12 – STOCKHOLDERS’ EQUITY

Statutory Reserves

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

As of March 31, 2008 and December 31, 2007, the Company appropriated $2,664,785 and $2,109,539 respectively to the reserves funds based on its net income in accordance with the laws and regulations of the PRC.

Common Stock and Warrants

Issuance of Common Stock in Private Placement

On October 5, 2007, the Company received $24,480,319 (or $21,253,722 net proceeds after deducting the offering expenses) from a group of accredited investors and issued 5,464,357 shares of restricted common stock at $4.48 per share.

In connection with the private placement, 250,000 shares of common stock were issued to a consultant for advisory services. This expense is recorded as additional paid-in capital in the accompanying financial statements.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

In connection with the private placement and pursuant to the Engagement Agreement Providing for Investment Banking Services, dated January 19, 2007 by and between the Company and the placement agent, the placement agent received the following compensation: (i) $80,000 cash as an engagement and documentation fee; (ii) $1,750,000 as a placement commission; (iii) 875,000 shares of Common Stock, and (iv) warrants to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the date of issue. The exercise price of the warrant is subject to adjustments under certain circumstances and the warrants permit cashless exercise by the holders. This expense is recorded as additional paid-in capital in the accompanying financial statements.

The warrants issued to the placement agent, qualify as permanent equity under EITF 00-19, the value of which warrants has created offsetting debit and credit entries to additional paid-in capital.

Issuance of Common Stock to Former Chief Financial Officer of Dalian Rino

At the Closing of the Share Exchange Agreement and the private placement, the Company issued 20,000 shares of common stock to the former chief financial officer of Dalian Rino, in full satisfaction of Dalian Rino’s obligations to the former chief financial officer under a Compensation Agreement dated July 30, 2007. The shares were valued at market on the date of issuance, yielding an aggregate fair value of total $49,000. This expense was recorded as stock compensation expense.

NOTE 13 – STOCK BASED COMPENSATION

On September 27, 2007, pursuant to an Employment Agreement, the Company granted to Mr. Bruce Richardson, the Chief Financial Officer and Secretary, a non-qualified stock option to purchase 250,000 shares of its Common Stock at an exercise price of $5.376 per share, vesting in 3 equal annual installments beginning on January 2, 2009. The options will be issued as soon as practical after January 2, 2009.

The fair values of stock options granted to the executive were estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Expected	Expected	Dividend	Risk Free	Grant Date
	Life	Volatility	Yield	Interest Rate	Fair Value
Executives	3.0 yrs	50%	0%	4.05%	$4.48

-	Volatility: One year historical volatility of our stock is 82.04%. Adjustment is made based on volatility of industry peers average which is 31%, to arrive at 50% as expected volatility.

-	Dividend Yield: The expected dividend yield is zero. The Company has not paid a cash dividend and does not anticipate paying cash dividends in the foreseeable future.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

-
Risk Free Rate: Risk-free interest rate of 4.05% was used. The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponded to the expected term of the option calculated on the granted date.

-
Expected Life: Life of three years was used. Because the Company has no historical share option exercise experience to estimate future exercise patterns, the expected life was determined using the simplified method as these awards meet the definition of "plain-vanilla" options under the rules prescribed by Staff Accounting Bulletin No. 107.

The fair value of the stock option grant to the executives was $4.48 per share on the date of grant.  The fair value of the stock option grant to the Chief financial Officer and Secretary was $1.83 per share on the date of grant.

Stock compensation expense is recognized based on awards expected to vest. There were no estimated forfeitures as the Company has a short history of issuing options. SFAS No. 123R requires forfeitures to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The 250,000 options granted in 2007 had fair value of approximately $458,448. The Company recognized $38,204 of compensation expense in general and administrative expenses for the three months ended March 31, 2008.

As of March 31, 2008, the total compensation cost related to stock options not yet recognized was $382,040 and will be recognized over the weighted average life of 3 years.

The following is a summary of the stock options activity:

	Number of Options Outstanding	Weighted- Average Exercise Price	Aggregate Intrinsic Value
Balance, December 31, 2007	250,000	$5.38	-
Granted
Forfeited
Exercised
Balance, March 31, 2008	250,000	$5.38	-

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

The following is a summary of the status of options outstanding at March 31, 2008:

Outstanding Options			Exercisable Options
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Weighted Average Exercise Price
$5.38	250,000	2.50 years	5.38	-	5.38

Total	250,000			-

NOTE 14 - EARNINGS PER SHARE

The following demonstrates the calculation for earnings per share for the three months ended March 31:

	2008	2007
Net income	$5,020,346	$3,408,956
Adjustments for diluted EPS calculation	-	-
Adjusted net income for calculating EPS-diluted	$5,020,346	$3,408,956

Weighted average number of common stock – Basic	25,000,000	17,899,643
Effect of dilutive securities:
Warrants and options	161,062	-
Weighted average number of common stock – Diluted	25,161,062	17,899,643
Earnings per share:
Basic	$0.20	$0.19
Diluted	$0.20	$0.19

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company owed $79,753 and $106,963 to a stockholder as of March 31, 2008 and December 31, 2007 respectively for advances made on an unsecured basis, repayable on demand and interest free. Imputed interest is charged per annum on the amount due at 7% and 6% for the periods ended March 31, 2008 and December 31, 2007 respectively. Total imputed interest recorded as additional paid-in capital amounted to $1,862 and $18,271 for the periods ended March 31, 2008 and 2007, respectively.

NOTE 16 – CONCENTRATIONS AND RISKS

Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China. Total cash deposited with these banks at March 31, 2008 and December 31, 2007 amounted to $11,138,758 and $8,390,631, respectively, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

The Company relied on a small number of customers. During the three months ended March 31, 2008 and 2007, five major customers accounted for 64.5% and 94.4% respectively, of the Company’s total sales. At March 31, 2008 and December 31, 2007, accounts receivable from those customers totaled $10,287,355 and $13,627,578 respectively.

PRC Risks

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the economy in the regions where the Company’s customers are located. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Under existing PRC foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Employee Benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits was $4,739 and $3,725or the three months ended March 31, 2008 and 2007, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

Capital Commitments

As of March 31, 2008 and December 31, 2007, the Company had firm purchase commitments for capital projects in progress of $0 and $750,844 respectively.

Issuance of Options to Purchase Common Stock to Current Chief Financial Officer

Pursuant to an employment agreement signed on September 27, 2007, the current chief financial officer was granted options to purchase 250,000 shares of common stock.

NOTE 18 – ESCROW ACCOUNTS

At the private placement closing, Zou Dejun and Qiu Jianping, who, through The Innomind Trust, together control 71.6% of the Company’s outstanding common stock, and are the founders of Dalian Rino - delivered to an escrow agent a total of 5,580,000 of their beneficially owned shares of common stock in order to secure the Company’s obligation under the Securities Purchase Agreement to deliver additional common stock to the private placement investors in the event the Company fails to achieve certain after-tax net income targets for fiscal years 2007 and 2008 (“Make Good Escrow Shares”). Those targets are $16,000,000 in after-tax net income (“ATNI”) for the fiscal year ended December 31, 2007, and $28,000,000 in after-tax net income for the fiscal year ending December 31, 2008. For purposes of the Make Good agreements only, no expense related to return of the shares from escrow would be charged against ATNI. If the Company not achieved the 2007 net income target, Zou Dejun and Qiu Jianping would have been obligated to transfer 1,674,000 shares of their common stock to the private placement investors on a pro-rata basis. The 2007 net income target was achieved and the shares are to be returned to Zou and Qiu. If we fail to achieve the 2008 net income target, Zou and Qiu must transfer to the investors the remaining 3,906,000 shares still in escrow.

No later than February 2, 2008, the Company’s Board of Directors were to consist of a minimum of 5 members, a majority of whom must be “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15). This covenant was complied with on March 20, 2008. Until this covenant was complied with, we were required to hold $1,000,000 in escrow (“Board Escrow Holdback”). If for any reason or no reason the escrow agent did not receive requisite written notice from the investor representatives as to releasing this sum from escrow within 120 days after the private placement closing, we were required to pay liquidated damages of $244,803 per month (or partial month) until the default is cured. No liquidated damages have yet been paid.

RINO INTERNATIONAL CORPORATION AND SUBSIDIARIES
(FORMERLY KNOWN AS JADE MOUNTAIN CORPORATION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008
(UNAUDITED)

The cash held in escrow pursuant to the Board Escrow Holdback as described above will be accounted for as other current assets and will not be shown as cash or cash equivalents on the balance sheet until such funds have been released from escrow pursuant to the terms of the Securities Purchase Agreement. The shares held in escrow as Make Good Escrow Shares will not be accounted for on our books until such shares became releasable from escrow pursuant to the terms of the Securities Purchase Agreement. If any Make Good Escrow Shares are released to the company management or employees, the value of such shares at the time of release will be recorded as compensation expense with a corresponding offset to additional paid-in capital in accordance with SFAS 123(R) paragraph 11. As a result, the Company recognized $7,499,520 of compensation expense for the year ended December 31, 2008. If any Make Good Escrow Shares are released to the Investors, no entry will be made. During the time such Make Good Escrow Shares are held in escrow, they will be accounted for as contingently issuable shares in determining the EPS denominator in accordance with SFAS 128.

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Jade Mountain Corporation

We have audited the accompanying restated consolidated balance sheets of Jade Mountain Corporation and subsidiaries, as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive income, stockholders’ equity and restated cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the restated financial position of Jade Mountain Corporation, as of December 31, 2007 and 2006, and the results of its operations and its restated cash flows for each of the three years in the period ended December 31, 2007, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 20, the Company restated its consolidated financial statements for the years ended December 31, 2007, 2006 and 2005.

/s/ JIMMY C.H. CHEUNG & CO

JIMMY C.H. CHEUNG & CO
Certified Public Accountants

Hong Kong
Date: January 23, 2008, except for Notes 4, 18 and 20, as to which the date is June 6, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jimmycheung@jimmycheungco.com Website: http://www.jimmycheungco.com

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	Restated	Restated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,390,631	$3,604,350
Restricted cash	1,000,000	-
Accounts receivable, net of allowances	21,043,006	5,622,219
Contracts in progress	2,818,122	-
Inventories, net	178,480	111,321
Deposits with suppliers	12,092,202	266,638
Other current assets and prepaid expenses	1,174,464	171,772
Total Current Assets	45,696,905	9,776,300

PROPERTY AND EQUIPMENT, NET	11,000,581	10,460,727

OTHER ASSETS
Prepaid expenses (non-current)	95,706	-
Deposits on property and equipment	3,751,343	534,608
Intangible assets, net	639,176	268,628
Land use rights, net	979,414	528,084
TOTAL ASSETS	$62,163,125	21,568,347

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$2,534,858	$3,858,078
Liquidated damages payable	1,000,000	-
Other payables and accrued liabilities	802,245	885,674
Notes payable	-	4,221,298
Due to a stockholder	106,963	451,921
Business tax and other taxes payable	581,444	195,438
Income tax payable	5,970,794	540,531
Value added tax payable	2,989,365	12,500
Total Current Liabilities	13,985,669	10,165,440

LONG-TERM LIABILITIES
Notes payable - long term	-	3,453,790
Deferred tax liabilities	-	655,705
TOTAL LIABILITIES	13,985,669	14,274,935

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding as of December 31, 2007 and 2006)	-	-
Common stock ($0.0001 par value, 10,000,000,000 shares authorized, 2007: 25,000,000 shares issued and outstanding, 2006: 17,899,643 shares issued and outstanding)	2,500	1,790
Additional paid-in capital	32,701,982	3,827,447
Retained earnings
Unappropriated	11,376,163	2,940,341
Appropriated	2,109,539	326,556
Accumulated other comprehensive gain	1,987,272	197,278
Total Stockholders' Equity	48,177,456	7,293,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,163,125	$21,568,347

The accompanying notes are an integral part of these consolidated financial statements

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES
CONSOLIDATED OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2007	2006	2005

NET SALES

Contracts	$53,935,016	$8,635,094	$3,585,299
Services	9,452,292	1,672,536	-
Government grant	228,430	448,515	52,418
	63,615,738	10,756,145	3,637,717
COST OF SALES
Cost of contracts	(30,984,925)	(4,874,851)	(2,626,882)
Cost of services	(1,364,752)	(190,213)	-
Depreciation	(571,267)	(279,880)	(146,944)
	(32,920,944)	(5,344,944)	(2,773,826)

GROSS PROFIT	30,694,794	5,411,201	863,891

OPERATING EXPENSES
Selling, general and administrative expenses	14,733,445	690,877	278,048
Depreciation	87,670	87,750	87,766
Amortization of intangible assets	42,667	-	-
Amortization of land use rights	11,654	11,122	10,821
Total Operating Expenses	14,875,436	789,749	376,635

INCOME FROM OPERATIONS	15,819,358	4,621,452	487,256

OTHER INCOME (EXPENSES)
Other income	12,926	19,639	622
Interest income	32,065	855	8,315
Imputed interest	(33,019)	(26,482)	(22,744)
Interest expenses	(531,334)	(297,303)	(85,457)
Other expenses	(56,417)	(13,991)	(31,603)
Total Other Expenses	(575,779)	(317,282)	(130,867)

INCOME FROM OPERATIONS BEFORE TAXES	15,243,579	4,304,170	356,389

INCOME TAX EXPENSE	(5,024,774)	(1,151,300)	(85,390)

NET INCOME	10,218,805	3,152,870	270,999

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	1,789,994	174,303	22,975

COMPREHENSIVE INCOME	$12,008,799	$3,327,173	$293,974

Net income per share-basic	$0.52	$0.18	$0.02
Weighted average number of shares -basic	19,611,510	17,899,643	17,899,643
Net income per share-diluted	$0.52	$0.18	$0.02
Weighted average number of shares -diluted	19,694,481	17,899,643	17,899,643

The accompanying notes are an integral part of these consolidated financial statements

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional	Unappropriated	Appropriated	Accumulated other
	Common Stock		paid-in	retained	retained	comprehensive		Comprehensive
	Shares	Amount	capital	earnings	earnings	gain	Total	Income

Balance at December 31, 2004	17,899,643	$1,790	$846,577	$(156,972)	$-	$-	$691,395

Contribution by stockholders	-	-	2,274,135	-	-	-	2,274,135
Imputed interest on advances from a stockholder	-	-	22,744	-	-	-	22,744
Net income for the year	-	-	-	270,999	-	-	270,999
Transfer to statutory surplus reserve	-	-	-	(11,243)	11,243	-	-
Foreign currency translation gain	-	-	-	-	-	22,975	22,975
Comprehensive income	-	-	-	-	-		-	$293,974
Balance at December 31, 2005	17,899,643	1,790	3,143,456	102,784	11,243	22,975	3,282,248

Contribution by stockholders	-	-	657,509	-	-	-	657,509
Imputed interest on advances from a stockholder	-	-	26,482	-	-	-	26,482
Net income for the year	-	-	-	3,152,870	-	-	3,152,870
Transfer to statutory surplus reserve	-	-	-	(315,313)	315,313	-	-
Foreign currency translation gain	-	-	-	-	-	174,303	174,303
Comprehensive income	-	-	-	-	-	-	-	3,327,173
Balance at December 31, 2006	17,899,643	1,790	3,827,447	2,940,341	326,556	197,278	7,293,412

Recapitalization	491,000	49	(49)	-	-	-	-
Shares issued for placement	5,464,357	546	22,253,176	-	-	-	22,253,722
Shares issued for services	1,125,000	113	(113)	-	-	-	-
Stock compensation expenses-shares issued	20,000	2	48,998	-	-	-	49,000
Stock compensation expenses-options issued			38,204				38,204
Stock compensation expenses-escrow shares			7,499,520				7,499,520
Provision for liquidated damages	-	-	(1,000,000)	-	-	-	(1,000,000)
Contribution by stockholders	-	-	1,780	-	-	-	1,780
Imputed interest on advances from a stockholder	-	-	33,019	-	-	-	33,019
Net income for the year	-	-	-	10,218,805	-	-	10,218,805
Transfer to statutory surplus reserve	-	-	-	(1,782,983)	1,782,983	-	-
Foreign currency translation gain	-	-	-	-	-	1,789,994	1,789,994
Comprehensive income	-	-	-	-	-	-	-	$12,008,799
Balance at December 31, 2007	25,000,000	$2,500	$32,701,982	$11,376,163	$2,109,539	$1,987,272	$48,177,456

The accompanying notes are an integral part of these consolidated financial statements

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2007	2006	2005
	Restated	Restated
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,218,805	$3,152,870	$270,999
Adjusted to reconcile net income to cash (used in) provided by operating activities:
Depreciation - cost of sales	571,267	279,880	146,944
Depreciation-operating expenses	87,670	87,750	87,766
Amortization of intangible assets	42,667	-	-
Amortization of land use rights	11,654	11,122	10,821
Stock compensation expenses-shares issued	49,000	-	-
Stock compensation expenses-options issued	38,204	-	-
Stock compensation expenses-shares placed in Escrow	7,499,520	-	-
Imputed interest on advances from a stockholder	33,019	26,482	22,744
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(14,435,613)	(5,011,716)	2,287,423
Contracts in progress	(2,705,985)	739,686	(498,034)
Inventories	(57,130)	796,329	(843,331)
Deposits with suppliers	(11,337,385)	1,965,146	(795,539)
Other current assets and prepaid expenses	(951,441)	(66,090)	114,849
Value added tax recoverable	-	464,353	(451,821)
Prepaid expenses ( non-current)	(91,898)	-	-
Increase (decrease) in:
Accounts payable	(1,525,537)	2,542,849	(1,149,324)
Other payables and accrued liabilities	(138,641)	(2,250,644)	611,674
Business tax payable	357,730	191,413	-
Income tax payable	5,178,462	508,199	(1,218)
Value added tax payable	2,857,585	12,243	(25,220)
Deferred tax liabilities	(672,947)	575,642	64,762
Net cash (used in) provided by operating activities	(4,970,994)	4,025,514	(146,505)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(831,886)	(4,235,354)	(4,298,778)
Purchase of intangible assets	(380,717)	(263,096)	-
Purchase of land use rights	(410,125)	-	-
Deposits on property and equipment	(3,053,405)	(523,598)	-
Net cash used in investing activities	(4,676,133)	(5,022,048)	(4,298,778)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution by stockholders	1,780	657,509	2,274,135
Net proceeds from stock issuance in private placement	22,253,722	-	-
Restricted cash in escrow	(1,000,000)	-	-
Due to a stockholder	(361,098)	53,065	(2,122,999)
Bank loans borrowed	-	7,517,017	3,657,070
Bank loans repaid	(7,876,910)	(3,758,508)	-
Net cash provided by financing activities	13,017,494	4,469,083	3,808,206

EFFECT OF EXCHANGE RATES ON CASH	415,914	61,475	(27,441)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,786,281	3,534,024	(664,518)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	3,604,350	70,326	734,844

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,390,631	$3,604,350	$70,326

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest expenses	$531,334	$297,303	$85,457
Cash paid for income tax	$519,258	$67,459	$21,844

The accompanying notes are an integral part of these consolidated financial statements

JADE MOUNTAIN CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Jade Mountain Corporation (“JMC”) was originally incorporated in 1984 as Applied Biometrics, Inc. in accordance with the laws of the State of Minnesota. On December 27, 2006, the shareholders of JMC approved a proposal to re-domicile JMC from the State of Minnesota to the State of Nevada. JMC effected the re-domicile through a merger with a new Nevada corporation which was formed by JMC on September 12, 2006 solely and specifically for the purpose of effecting the re-domicile of JMC. At this time, JMC changed its name to Jade Mountain Corporation. During the first six months ended June 30, 2007, JMC ceased all business operations and disposed of all its assets, liabilities and operating activities. JMC has had no operations or significant assets since the year ended December 31, 2006.

Innomind Group Limited (“Innomind”) was incorporated in the British Virgin Islands (“BVI”) on November 17, 2006 as an investment holding company. Through its wholly owned subsidiary, Dalian Innomind Environment Engineering Co., Ltd. (“Dalian Innomind”) incorporated in the People’s Republic of China (“PRC”) as a wholly owned foreign limited liability company on July 9, 2007, Dalian Innomind’s principal activities are the design, development, manufacturing and installation of industrial equipment used mainly for environmental protection purposes in the PRC. In accordance with the business permit, Dalian Innomind’s right of operation expires on July 8, 2022 and is renewable on expiry.

Dalian Rino Environment Engineering Science And Technology Co., Ltd. (“Dalian Rino”) was incorporated in the PRC on March 5, 2003 as a limited liability company. The business activities of Dalian Rino are the same with those of Dalian Innomind. In accordance with the business permit, Dalian Rino’s right of operation expires on March 4, 2021 and is renewable.

On October 5, 2007, JMC consummated a Share Exchange Agreement (“the Agreement”) with the shareholders of Innomind pursuant to which JMC issued 17,899,643 shares of Common Stock, par value $0.0001 per share to the stockholders of Innomind for 100% equity interest in Innomind.

The merger of JMC and Innomind is being treated for accounting purposes as a capital transaction and recapitalization by Innomind (“the accounting acquirer”) and re-organization by JMC (“the accounting acquiree”). The financial statements have been prepared as if the re-organization had occurred retroactively.

Accordingly, these financial statements include the following:

(1)	The balance sheet consisting of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost.

(2)	The statement of operations including the operations of the acquirer for the periods presented and the operations of the acquiree from the date of the transaction.

On October 3, 2007, Dalian Innomind entered into a series of agreements (collectively known as the Restructuring Agreements) with Dalian Rino and the shareholders of Dalian Rino in which Dalian Innomind assumed the management of the business activities of Dalian Rino, making Dalian Rino a contractually controlled affiliate under Emerging Issues Task Force (“EITF”) 97-2. As both companies were under common control after the consummation of the Restructuring Agreements on October 5, 2007, this was accounted for as a reorganization of entities under common control and consolidated financial statements were prepared as if the reorganization occurred at the beginning of the first period presented.

JMC, Innomind, Dalian Innomind and Dalian Rino are hereinafter referred to as (“the Company”).

(B)	Principles of consolidation

The accompanying consolidated financial statements include the financial statements of JMC and its wholly owned subsidiaries, Innomind, Dalian Innomind and its contractually controlled affiliate, Dalian Rino. All significant inter-company transactions and balances have been eliminated in consolidation.

(C)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(D)	Cash and cash equivalents

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than 3 months.

The cash held in escrow pursuant to the Board Escrow Holdback as described in note 13 is accounted for as restricted cash and is not shown as cash or cash equivalents on the balance sheet until such funds have been released from escrow pursuant to the terms of the Securities Purchase Agreement.

(E)	Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customers and current relationships with them.

(F)	Contracts in progress

Contracts in progress are stated at the lower of cost or market value and include the costs and earnings in excess of billings, pursuant to the percentage of completion method of accounting for long-term fixed price contracts. The inventoried costs include production costs and related overhead, including an applicable portion of general and administrative expenses.

(G)	Inventories

Raw materials are stated at the lower of cost or market value, cost being calculated on the weighted average basis.

The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

(H)	Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Buildings	30 Years
Plant and machinery	15 Years
Motor vehicles	10 Years
Furniture, fixtures and equipment	5 Years

Land use rights are stated at cost, less accumulated amortization and are amortized over the term of the relevant rights of 50 years from the date of acquisition.

(I)	Long-lived assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the impairment or disposal of Long-Lived Assets", long-lived assets and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows related to the long- lived assets. The Company reviews long-lived assets to determine that carrying values are not impaired.

(J)	Fair value of financial instruments

SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The carrying amounts of accounts receivable, other receivables and prepaid expenses, accounts payable, other payables and accrued liabilities and due to a stockholder approximate their fair values because of the short-term nature of the instruments. The fair value of long term notes payable approximates their carrying value as the interest rates does not significantly differ from market.

(K)	Intangible assets

Under the SFAS No. 142, “Goodwill and Other Intangible Assets”, all goodwill and certain intangible assets determined to have indefinite lives will not be amortized but will be tested for impairment at least annually. Intangible assets other than goodwill will be amortized over their estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”.

(L)	Revenue recognition

Contracts

The Company enters into long-term fixed price contracts with customers to manufacture and install industrial equipment. Revenue on long-term fixed price contracts is recognized under the percentage-of-completion method in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. Under the percentage-of-completion method, management estimates the percentage-of-completion based upon costs incurred as a percentage of the total estimated costs to the customer. When total cost estimates exceed revenues, the Company accrues for the estimated losses immediately. The use of the percentage of completion method requires significant judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the project, the nature and complexity of the work to be performed, and anticipated changes in estimated costs. Estimates of total contract revenues and costs are continuously monitored during the term of the contract, and recorded revenues and costs are subject to revision as the contract progresses. When revisions in estimated contract revenues and costs are determined, such adjustments are recorded in the period in which they are first identified.

In addition to our specialty equipment sales, the Company uses heavy machining equipment to perform machining services for third parties. These engagements - numbering several hundred per year - are essentially piecework and are completed in usually less than one month. Accordingly, these heavy machinery contracts do not fall within the scope of SOP 81-1. Each machining engagement is governed by a separate contract, indicating existence of an arrangement. Revenue is recognized when service is performed, which is usually concurrent with delivery to the customer, the price is set by contract, collectibility is reasonably assured . Accordingly, these revenues are recognized under Staff Accounting Bulletin No. 104.

Services

The Company also provides technical professional services to its customers based on a fixed-price time contract. The Company recognizes services-based revenue from all of its contracts when the services have been performed, the customers have approved the completion of the services and invoices have been issued and collectibility is reasonably assured.

Government grant

The local government of Dalian City also approved grants to the Company to encourage the high technology industry. The grants are recognized as revenue on receipt from the local government.

(M)	Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period included the enactment date.

(N)	Foreign currency transactions

JMC and Innomind maintain their accounting records in their functional currencies of United States Dollars (“US$”) and Hong Kong Dollars (“HK$”) respectively, whereas Dalian Innomind and Dalian Rino maintain their accounting records in their functional currency of Renminbi (“RMB”).

Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. Non-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

(O)	Foreign currency translation

The financial statements of Innomind, Dalian Innomind and Dalian Rino (whose functional currencies are HK$, RMB and RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expense items are translated at the average exchange rate for the year. All exchange translation differences are recorded as a component of accumulated other comprehensive income within equity. The translation gain recorded for the years ended December 31, 2007, 2006 and 2005 was $1,789,994, $174,303 and $22,975 respectively.

(P)	Comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income gain (loss) in the statements of operations and stockholders’ equity. Other comprehensive income for the years ended December 31, 2007, 2006 and 2005 was $1,789,994, $174,303 and $22,975 respectively.

(Q)	Earnings per share

Earnings per share in accordance with the provisions of SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock using the treasury method.

(R)	Segments

The Company designs and manufactures pollution control equipment and other equipment designed to reduce the resource intensity of steel production, effectively serving one segment. Accordingly, segment disclosure is not presented. Additional details on the composition of revenues are presented in Note 17, Concentrations and Risks below.

(S)	Stock-Based Compensation

The Company adopted SFAS No. 123R, “Share-Based Payments”. This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which services are received. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

(T)	Recent Accounting Pronouncements

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market (or most advantageous market) for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning after November 15, 2007. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective of FAS 159 is to provide opportunities to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply hedge accounting provisions. FAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 will be effective in the first quarter of fiscal 2009. The Company is evaluating the impact that this statement will have on its consolidated financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company adopted FSP EITF 07-3 and expensed the research and development as incurred.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The adoption of adopting SFAS No. 141R will have an impact on its accounting for business combination once adopted, but the effect is dependent upon acquisition at that time.

2.	ACCOUNTS RECEIVABLE, NET OF ALLOWANCES

Accounts receivable at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Accounts receivable	$21,043,006	$5,622,219
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$21,043,006	$5,622,219

As of December 31, 2007, 2006 and 2005, the Company considered all accounts receivable collectible and has not recorded a provision for doubtful accounts.

3.	INVENTORIES

Inventories at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Raw materials	$178,480	$111,321
Less: provision for obsolescence	-	-
	$178,480	$111,321

For the years ended December 31, 2007, 2006 and 2005, no provision for obsolete inventories was recorded by the Company.

4.	DEPOSITS WITH SUPPLIERS

Deposits with suppliers of $12,092,202 and $266,638 as of December 31, 2007 and 2006, respectively, represents prepayments for raw materials and parts. Down payments for manufacturing equipment related to the Company’s expansion of plant, property and equipment totaled $3,751,343 and $534,608 as of December 31, 2007 and 2006 and is reported on the balance sheet as deposits on property and equipment.

5.	OTHER CURRENTS ASSETS AND PREPAID EXPENSES

Other current assets and prepaid expenses at December 31, 2007 and 2006 consisted of the following:

	2007	2006

Other receivables	$177,612	$19,799
Advances to staff	243,541	25,334
Short-term advance to a supplier	205,083	-
Prepaid expenses	548,228	126,639
	$1,174,464	$171,772

6.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31:

	2007	2006

Buildings	$3,612,413	$3,290,591
Plant and machinery	7,430,865	6,898,832
Motor vehicles	986,274	606,877
Furniture and office equipment	352,840	254,269
Construction in progress	6,307	66,837
	12,388,699	11,117,406
Less: accumulated depreciation	1,388,118	656,679
Property and equipment, net	$11,000,581	$10,460,727

Depreciation expense for the years ended December 31, 2007, 2006 and 2005 was $658,937, $367,630 and $234,710 respectively.

7.	INTANGIBLE ASSETS

In 2006, the Company acquired from a third party an exclusive license under patent rights for $268,628 for a de-oxidation paint formula and production techniques for a period of three years subject to further renewal. In April 2007, the Company re-negotiated with the third party to extend the license to fifteen years for an additional cost of $259,772.

In May 2007, the Company acquired from a third party a patent right for $136,772 for a desulphurization technology for a period of ten years.

The following is a summary of intangible assets at December 31:

	2007	2006

Patents	$683,611	$268,628
Less: accumulated amortization	44,435	-
	$639,176	$268,628

Amortization expense for the years ended December 31, 2007, 2006 and 2005 was $42,667, $0 and $0, respectively.

8.	LAND USE RIGHTS

The following is a summary of land use rights at December 31:

	2007	2006

Cost	$1,033,970	$567,772
Less: accumulated amortization	54,556	39,688
	$979,414	$528,084

The land use rights are amortized over fifty years from the term of the respective leases. The amortization expense for the years ended December 31, 2007, 2006 and 2005 was $11,654, $11,122 and $10,821, respectively.

9.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities at December 31, 2007 and 2006 consist of the following:

	2007	2006

Other payables	$536,707	$279,273
Deposits from customers	116,214	4,973
Short-term advances from third parties	-	454,109
Accrued liabilities	149,324	147,319
	$802,245	$885,674

10.	LIQUIDATED DAMAGES PAYABLE

	2007	2006

Provision for liquidated damage with regard to registration rights agreement	$500,000	$-
Provision for payment of liquidated damage with regard to independent board members	500,000	-
	$1,000,000	$-

Pursuant to the Securities Purchase Agreement entered into between the Company and a group of accredited investors (“Securities Purchase Agreement”) on September 27, 2007, the Company was obligated to make efforts to file a registration statement with the SEC for the registration of 5,580,428 shares of Common Stock offered by selling stockholders to be declared effective by the SEC on or before March 3, 2008. After March 3, 2008 and for each 30-calender day period thereafter in which the registration statement fails to be declared effective, the Company shall pay liquidated damages to investors equal to 1% of the funds raised, or $244,803, subject to a cap of 10% of total funds raised, or total liquidated damages of $2,448,032.

The Company accrued $500,000 as liquidated damages payable and recorded as a deduction from additional paid-in capital in accordance with the provisions of FSP EITF 00-19-2. This amount accrued is based on the penalties due between March 4, 2008 to May 3, 2008 on or before which the Company anticipates the registration statement will be declared effective.

Pursuant to the Securities Purchase Agreement, the Company’s Board of Directors must consist of a minimum of 5 members, a majority of whom must be “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15) not later than 120 days after the date of the agreement. The Company was required to hold $1,000,000 in escrow (“Board Escrow Holdback”) and will only be released by the escrow agent on receiving requisite written notice from the investor representatives when this covenant is complied with. Failing to comply with this requirement, the Company shall pay liquidated damages to investors equal to 1% of the funds raised, or $244,803, subject to a cap of 10% of total funds raised, or total liquidating damages of $2,448,032.

The Company accrued $500,000 as liquidated damages payable in accordance with the provisions of SFAS 5 and recorded the offset as a deduction from additional paid-in capital as a cost of capital. This amount accrued is based on the penalties due between February 1, 2008 to April 8, 2008 on or before which the Company anticipates the Board of Directors will consist of a minimum of 5 members with a majority of which are independent directors.

11.	NOTES PAYABLE

Balances at December 31, 2007 and 2006 consist of the following:

	2007	2006

Note payable to a bank, interest rate of 6.732% per annum, collateralized by plant and machinery of the Company and guaranteed by a third party, due December 2007	-	537,256

Note payable to a bank, interest rate of 6.732% per annum, collateralized by plant and machinery of the Company and guaranteed by a third party, due November 2007	-	3,556,124

Note payable to a bank, interest rate of 7.128% per annum, collateralized by buildings of the Company and guaranteed by stockholders of the Company and a third party, due December 2007	-	127,918

Note payable to a bank, interest rate of 7.128% per annum, collateralized by buildings of the Company and guaranteed by stockholders of the Company and a third party, due December 2008	-	255,836

Note payable to a bank, interest rate of 7.128% per annum, collateralized by buildings of the Company and guaranteed by stockholders of the Company and a third party, due December 2009	-	639,592

Note payable to a bank, interest rate of 7.128% per annum, collateralized by buildings of the Company and guaranteed by stockholders of the Company and a third party, due December 2010	-	1,279,181

Note payable to a bank, interest rate of 7.128% per annum, collateralized by buildings of the Company and guaranteed by stockholders of the Company and a third party, due December 2011	-	1,279,181
	-	7,675,088
Less: current maturities	-	4,221,298
	$-	$3,453,790

Interest expense paid in 2007, 2006 and 2005 was $531,334, $297,303 and $85,457, respectively.

12.	INCOME TAX

a.	The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

JMC was incorporated in the United States and has incurred net operating loss for income tax purpose for 2007, 2006 and 2005. JMC had loss carry forwards of approximately $86,200 for U.S. income tax purposes available for offset against future taxable U.S. income expiring in 2027. Management believes that the realization of the benefits from these losses appears uncertain due to the Company’s limited operating history income and continuing losses. Accordingly, a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded. The valuation allowance as of December 31, 2007 was $86,200. The net change in the valuation allowance was an increase of $86,200.

Innomind was incorporated in the BVI and under current laws of the BVI, income earned is not subject to income tax.

Dalian Innomind and Dalian Rino were incorporated in the PRC and are subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. The applicable tax rate has been 33% and no tax benefit is expected from the tax credits in the future. Dalian Innomind is a wholly owned foreign enterprise, is entitled to a two-year income tax exemption and a 50% income tax reduction for the following three years, no provision for income tax was made by Dalian Innomind.

Income tax expense for 2007, 2006 and 2005 are summarized as follows:

	2007	2006	2005

Current	$5,024,774	$575,658	$85,390
Deferred	-	575,642	-
	$5,024,774	$1,151,300	$85,390

b.
Deferred income tax liabilities for 2006 reflect the effect of temporary differences between amounts of assets, liabilities, and equity for financial reporting purposes and the bases of such assets, liabilities, and equity as measured by tax laws.

Deferred income tax liabilities mainly result from temporary differences for revenues earned but not yet taxable under the PRC tax regulations. All the deferred tax liabilities are classified as long-term liabilities as the Company will not be demanded for payment within the next twelve months.

c.	The reconciliation of income taxes computed at the statutory income tax rates to total income taxes for the years ended December 31, 2007, 2006 and 2005 is as follows:

	2007	2006	2005

JMC
Income tax computed at the federal statutory rate	34%	34%	34%
State income taxes, net of federal tax benefit	5%	5%	5%
Valuation allowance	-39%	-39%	-39%

Dalian Innomind
China income taxes	33%	-	-
China income taxes exemption	-33%	-	-
	-	-	-

Dalian Rino
China income taxes	33%	33%	33%

13.	RELATED PARTY TRANSACTIONS

The Company owed $106,963 and $451,921 to a stockholder as of December 31, 2007 and 2006 respectively for advances made on an unsecured basis, repayable on demand and interest free. Imputed interest is charged per annum on the amount due at 7%, 6% and 6% for the years ended December 31, 2007, 2006 and 2005 respectively. Total imputed interest recorded as additional paid-in capital amounted to $33,019, $26,482 and $22,744 for the years ended December 31, 2007, 2006 and 2005, respectively.

14.	EARNINGS PER SHARE

The following is information of net income per share at December 31, 2007:

	2007	2006	2005

Net income for basic and diluted earnings per share	$10,218,805	$3,152,870	$270,999

Weighted average shares used in basic computation	19,611,510	17,899,643	17,899,643

Effect of dilutive securities:
Warrants	47,632	-	-
Option	35,339	-	-
Weighted average shares used in diluted computation	19,694,481	17,899,643	17,899,643

Earnings per share:
Basic	0.52	0.18	0.02
Diluted	0.52	0.18	0.02

382,500 warrants granted on October 12, 2007 at an exercise price of $5.376 were included in the diluted earnings per share calculation due to their dilutive effect.

250,000 options granted on October 1, 2007 at an excise price from $5.38 was included in the diluted earnings per share calculation due to their dilutive effect.

15.	STOCKHOLDERS’ EQUITY

(A)	Appropriated retained earnings

The Company is required to make appropriations to the statutory surplus reserve based on the after-tax net income determined in accordance with the laws and regulations of the PRC. Prior to January 1, 2006 the appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the laws and regulations of the PRC until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the statutory public welfare fund are at 5% to 10% of the after tax net income determined by the Board of Directors. Effective January 1, 2006, the Company is only required to contribute to one statutory reserve fund at 10 percent of net income after tax per annum, such contributions not to exceed 50 percent of the respective company’s registered capital.

The statutory reserve funds are restricted for use to set off against prior period losses, expansion of production and operation or for the increase in the registered capital of the Company. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation.

During 2007, 2006 and 2005, the Company appropriated $1,782,983, $315,313 and $11,243 respectively to the reserve funds based on its net income in accordance with the laws and regulations of the PRC.

(B)	Common Stock and Warrants

(1)	Issuance of Common Stock in Private Placement

In accordance with the Securities Purchase Agreement, the Company received $24,480,319 (or $21,253,722 net proceeds after deducting the offering expenses) from a group of accredited investors (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act) for an issue of 5,464,357 shares of restricted common stock at $4.48 by a private placement. The Company relied on an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 in connection with the issuance of these shares.

In connection with the private placement, 250,000 shares of common stock were issued to a consultant for advisory services. This expense is recorded as additional paid-in capital in the accompanying financial statements. The Company relied on an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 in connection with the issuance of these shares.

In connection with the private placement and pursuant to the Engagement Agreement Providing for Investment Banking Services, dated January 19, 2007 between the Company and the placement agent, the placement agent received the following compensation: (i) $80,000 cash as an engagement and documentation fee; (ii) $1,750,000 as a placement commission; (iii) 875,000 shares of Common Stock, and (iv) warrants to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the date of issue. The exercise price of the warrant is subject to adjustments under certain circumstances and the warrants permit cashless exercise by the holders. This expense is recorded as additional paid-in capital in the accompanying financial statements. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act for the issuance of common stock and warrants to the placement agent.

The warrants issued to the placement agent, qualify as permanent equity under EITF 00-19, the value of which warrants has created offsetting debit and credit entries to additional paid-in capital.

(2)	Issuance of Common Stock to former Chief Financial Officer of Dalian Rino

At the Closing of the Share Exchange Agreement and the private placement, the Company issued 20,000 shares of common stock to the former Chief Financial Officer of Dalian Rino, in full satisfaction of Dalain Rino’s obligations to the former Chief Financial Officer under a Compensation Agreement dated July 30, 2007. The shares were valued at the market price on the date of issuance, yielding an aggregate fair value of $49,000. This expense is recorded as stock compensation expenses in the accompanying financial statements. The Company relied on an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933 in connection with the issuance of these shares.

16.	STOCK-BASED COMPENSATION

(A)	Stock-based compensation-option

On September 27, 2007, the Company granted to the current Chief Financial Officer and Secretary, a non-qualified stock option to purchase 250,000 shares of its Common Stock at an exercise price of $5.38 per share, vesting in 3 equal annual installments beginning on January 2, 2009. The options will be granted as soon as practical after January 2, 2009.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Expected	Expected	Dividend	Risk Free	Grant Date
Life	Volatility	Yield	Interest Rate	Fair Value
2 yrs	50%	0%	4.05%	$1.8338

-	Volatility: One year historical volatility of our stock is 82.04%. Adjustment is made based on volatility of industry peers average which is 31%, to arrive at 50% as expected volatility.

-	Dividend Yield: The expected dividend yield is zero. The Company has not paid a dividend and does not anticipate paying dividends in the foreseeable future.

-
Risk Free Rate: Risk-free interest rate of 4.05% was used. The risk-free interest rate was based on U.S. Treasury yields with a remaining term that corresponded to the expected term of the option calculated on the granted date.

-
Expected Life:  Because the Company has no historical share option exercise experience to estimate future exercise patterns, the expected life was determined using the simplified method as these awards meet the definition of "plain-vanilla" options under the rules prescribed by Staff Accounting Bulletin No. 107.

Stock compensation expense is recognized based on awards expected to vest. There was no estimated forfeiture as the Company has a short history of issuing options. SFAS No. 123R requires forfeiture to be estimated at the time of grant and revised in subsequent periods, if necessary, if actual forfeitures differ from those estimates.

The 250,000 options issued during the year of 2007 had fair value of approximately $458,448. The Company recognized $38,204 of compensation expenses in general and administrative expenses for the year ended December 31, 2007.

As of December 31, 2007, the total compensation cost related to stock options not yet recognized was $420,244 and will be recognized over the life of 3 years.

The following is a summary of the stock options activity:

	Number of Options Outstanding	Exercise Price	Aggregate Intrinsic Value
Balance, December 31, 2005	-	-	-
Granted
Forfeited
Exercised
Balance, December 31, 2006	-	-	-
Granted	250,000	$5.38	-
Forfeited	-	-	-
Exercised	-	-	-
Balance, December 31, 2007	250,000	$5.38	$1,717,500

The following is a summary of the status of options outstanding at December 31, 2007:

Outstanding Option			Exercisable Options
Exercise Price	Number	Remaining Contractual Life	Average Exercise Price	Number	Weighted Average Exercise Price
$5.38	250,000	2.75 years	5.38	0

(B)	Escrowed share arrangement

In accordance with the Securities Purchase Agreement, the two founders of Dalian Rino who collectively control 71.6% of the Company’s outstanding common stock, delivered to an escrow agent a total of 5,580,000 of their beneficially owned shares of common stock in order to secure the Company’s obligations under the Securities Purchase Agreement to deliver additional common stock to the private placement investors in the event the Company fails to achieve certain pre-tax net income targets for fiscal years 2007 and 2008 (“Make Good Escrow Shares”). Those targets are $16,000,000 in after-tax net income for the fiscal year ended December 31, 2007, and $28,000,000 in after-tax net income for the fiscal year ending December 31, 2008. In the event the Company does not achieve the 2007 net income target, the Company obligated to transfer 1,674,000 shares of their common stock to the private placement investors on a pro-rata basis, and if the Company fails to achieve the 2008 net income target, we must transfer to the investors a further 3,906,000 shares to the investors. Of the 17,899,643 shares of common stock issued in the Share Exchange, 5,580,000 have been deposited by the founders of Dalian Rino into escrow to secure these obligations. The two founders are the Chairman of the Board and Chief Executive Officer of the Company.

Under U.S. generally accepted accounting principles, the release of any of such escrow shares to any of our employees based on our fulfillment of stated performance thresholds constitutes a compensatory plan to such employees, which requires us to record a corresponding compensation expense in our financial statements. The key provisions of SFAS-123R require that share-based compensation awards to employees be measured at the grant-date fair value and the cost recognized over the period during which the employee is required to provide service in exchange for the award.

As the performance threshold was satisfied for fiscal 2007, 1,674,000 escrowed shares will be released to the employee stockholders in 2008, the remaining 3,906,000 shares will be released in fiscal 2009 if the performance threshold for fiscal 2008 is also satisfied.

The grant date of the escrowed share agreement is October 5, 2007 and the grant date fair value is $4.48 per share. Since the 2007 net income target was met, the Company recognized $7,499,520 of compensation expense in selling, general and administrative expenses for the year ended December 31, 2007. The potential compensation expense in 2008 is $17,498,880.

17.	COMMITMENTS AND CONTINGENCIES

(A)	Employee benefits

The full time employees of the Company are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The total provisions and contributions made for such employee benefits was $150, $9,746 and $14,043 for the years ended December 31, 2007, 2006 and 2005, respectively. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)	Capital commitments

As of December 31, 2007 and 2006, the Company had firm purchase commitments for capital projects in progress of $750,844 and $702,494 respectively.

18.	CONCENTRATIONS AND RISKS

During 2007 and 2006, 100% of the Company’s assets were located in China and 100% of the Company’s revenues were derived from companies located in China.

The Company relied on a small number of customers in China. Five major customers accounted for 88% of the sales for the year ended December 31, 2007, four customers accounted for 97% of the Company’s total sales for the year ended December 31, 2006, and five largest customers accounted for 95% of the Company’s total sales for the year ended December 31, 2005. At December 31, 2007 and 2006, accounts receivable from those customers totaled $18,479,541 and $3,647,913, respectively.

19.	ESCROW ACCOUNTS

In accordance with the Securities Purchase Agreement, the founders of Dalian Rino who collectively control 71.6% of the Company’s outstanding common stock, delivered to an escrow agent a total of 5,580,000 of their beneficially owned shares of common stock in order to secure the Company’s obligations under the Securities Purchase Agreement to deliver additional common stock to the private placement investors in the event the Company fails to achieve certain pre-tax net income targets for fiscal years 2007 and 2008 (“Make Good Escrow Shares”). Those targets are $16,000,000 in after-tax net income for the fiscal year ended December 31, 2007, and $28,000,000 in after-tax net income for the fiscal year ending December 31, 2008. In the event the Company does not achieve the 2007 net income target, the Company obligated to transfer 1,674,000 shares of their common stock to the private placement investors on a pro-rata basis, and if the Company fails to achieve the 2008 net income target, we must transfer to the investors a further 3,906,000 shares to the investors. Of the 17,899,643 shares of common stock issued in the Share Exchange, 5,580,000 have been deposited by the founders of Dalian Rino into escrow to secure these obligations.

No later than February 2, 2008, the Company’s Board of Directors were to consist of a minimum of 5 members, a majority of whom must be “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15). This covenant has not yet been complied with. Until this covenant is complied with, we are required to hold $1,000,000 in escrow (“Board Escrow Holdback”). If for any reason or no reason the escrow agent does not receive requisite written notice from the investor representatives as to releasing this sum from escrow within 65 days after the private placement closing, we are required to pay liquidated damages of $244,803 per month (or partial month) until the default is cured. No liquidated damages have yet been paid.

The cash held in escrow pursuant to the Board Escrow Holdback as described above will be accounted for as restricted cash and will not be shown as cash or cash equivalents on the our balance sheet until such funds have been released from escrow pursuant to the terms of the Securities Purchase Agreement. The shares are held in escrow as Make Good Escrow Shares.

20.	RESTATEMENT

Subsequent to the publication of the financial statements Management determined that there were material errors in the presentation of current assets and cash flows related to the payment of deposits for the acquisition of property and equipment. These financial statements have been restated to correct those errors. Each financial statement line item that was affected is detailed in the following table.

	2007	2007	2006	2006
	Original	Restated	Original	Restated
Consolidated Balance Sheets
Deposits with suppliers	$15,843,545	$12,092,202	$801,246	$266,638
Total Current Assets	49,448,248	45,696,905	10,310,908	9,776,300
Deposits on property and equipment	-	3,751,343	-	534,608

Consolidated Statements of Cash Flows
(Increase) decrease in: Deposits with suppliers	(14,390,791)	(11,337,385)	1,441,549	1,965,146
Net cash (used in) provided by operating activities	(8,024,400)	(4,970,994)	3,501,917	4,025,514
Deposits on property and equipment	-	(3,053,405)	-	(523,598)
Net cash used in investing activities	(1,622,728)	(4,676,133)	(4,498,450)	(5,022,048)

The restatement had no effect on the income statement, including net income and earnings per share.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article VII of our By-Laws, we shall, to the fullest extent permitted by law, indemnify any of our directors for monetary damages incurred for breach of fiduciary duty as a director, except with respect to (i) a breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability specifically defined by law or (iv) a transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors or officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will not receive any of the proceeds from the sale of the shares being registered in this registration statement, we have agreed to bear the costs and expenses of the registration of those shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are as follows:

SEC Registration Fee	$1,418.71
Professional Fees and Expenses*	$225,000.00
Printing and Engraving Expenses *	$5,000.00
Transfer Agent's Fees*	$2,500.00
Miscellaneous Expenses*	$3,000.00
Total	$236,918.71	*

* Estimates

RECENT SALES OF UNREGISTERED SECURITIES

Issuance of Common Stock in Acquisition of Innomind

Under the Share Exchange Agreement, on October 5, 2007, we issued 17,899,643 shares of our common stock to Zhang Ze, an individual, in exchange for all of the outstanding shares of the common stock of Innomind held by Zhang Ze. At the completion of that share exchange, Innomind became the Company’s wholly owned subsidiary. The Share Exchange was accomplished in reliance upon Section 4(2) of the Securities Act. Immediately after this Share Exchange, Zhang Ze placed the RINO International shares he received in exchange for all his shares in Innomind into a Trust. The sole beneficiaries of this Trust are Zou Dejun and Qiu Jianping, the founders of RINO.

Issuance of Common Stock in Private Placement

On August 16, 2007 the Company issued 125 (12,500 post-forward split) common shares in a private placement for cash of $5,532. The Company relied on the exemption from registration provided under Section 4(2) of the Securities Act.

On October 5, 2007, in a private placement through Douglas Financial, LLC, an NASD and SEC registered broker-dealer (“Douglas Financial”), we sold 5,464,357 shares of our common stock for $24,480,319 gross proceeds (or $21,250,109 net proceeds after deducting the offering expenses) under a Securities Purchase Agreement by and among the Company and a group of accredited investors (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act) named therein dated as of September 27, 2007 (the “Securities Purchase Agreement”). In the private placement we sold the common stock and issued warrants in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933 and Section 4(2) of the Securities Act.

Under the Securities Purchase Agreement, we are required to register for resale each share of common stock sold therein as well as the shares of common stock underlying the above, placement agent warrants.

In connection with the private placement, 250,000 shares of common stock were issued to Chief Capital, Ltd., for advisory services. We relied on the exemption from registration provided by Regulation S of the Securities Act for such issuance.

In connection with the private placement and pursuant to the Engagement Agreement Providing for Investment Banking Services, dated January 19, 2007 by and between RINO and Douglas Financial, Douglas Financial, as placement agent, received the following compensation: (i) $80,000 cash as an engagement and documentation fee; (ii) $1,750,000 as a placement commission; (iii) 875,000 shares of our Common Stock, and (iv) warrants to purchase 382,500 shares of Common Stock at an exercise price of $5.376 per share, exercisable within 6 years of the date of issue. The exercise price of the warrant is subject to adjustments under certain circumstances and the warrants permit cashless exercise by the holders. We relied on the exemption from registration provided by Section 4(2) of the Securities Act for the issuance of common stock and warrants to Douglas Financials.

Issuance of Common Stock to Former Majority Shareholder

On or about February 8, 2006, the Company issued Glenn Little a convertible promissory note in the amount of $100,000 in connection with the reorganization of the Company. The convertible note was subsequently converted to 10,000,000 (5,000 post-split) shares of the common stock on June 24, 2006, as a result of which Little became the Company’s majority shareholder with 64.1% of the then issued and outstanding shares of the Company. The Company relied on the exemption from registration provided under Section 4(2) of the Securities Act.

On August 8, 2007, the Company issued 2,950 (295,000 post-forward split) common shares to Glenn A. Little for cash of $14,750. The Company relied on the exemption from registration provided under Section 4(2) of the Securities Act.

On September 11, 2007, the Company issued 928 pre- Forward Split shares (or 92,800 shares post-Forward Split) of its common stock to Glenn A. Little (the “Little Shares”) for an aggregate of $4,168. At that time and immediately prior to the consummation of the Share Exchange, Mr. Little was the Company’s majority shareholder and its sole director and executive officer. The Company relied on the exemption from registration provided under Section 4(2) of the Securities Act.

Issuance of Common Stock to Former Chief Financial Officer of RINO

At the Closing of the Share Exchange and the private placement, the Company issued 20,000 shares of common stock to Eric Gan (“Gan”), RINO’s former chief financial officer, in full satisfaction of RINO’s obligations to Gan under a Compensation Agreement dated July 30, 2007. The Company relied on the exemption from registration provided under Section 4(2) of the Securities Act.

EXHIBITS

3.1	Certificate of Incorporation. (1)

3.2	Bylaws. (1)

3.3	Articles of Merger as filed with the Secretary of State of Nevada dated April 28, 2008. (6)

4.1	Common Stock Specimen (4)

4.2	Form of Warrant (2)

5.1	Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered (5)

10.1	Share Exchange Agreement dated October 5, 2007 by and among the Company, Zhang Ze and Innomind Group Limited (2)

10.2	Translation of Purchase Agreement, dated as of October 3, 2007, by and among Dalian Rino Engineering Science and Technology Co., Ltd., and Dalian Innomind Environment Engineering Co., Ltd. (2)

10.3.1
Translation of Entrusted Management Agreement, dated as of October 3, 2007, by and among Dalian Innomund Environment Engineering Co., Ltd., Dalian Rino Engineering Science and Technology Co., Ltd., Zou Dejun and Qiu Jianping (2)

10.4	Translation of Patent Transfer Contract, dated as of October 3, 2007, by and among Dalian Rino Engineering Science and Technology Co., Ltd., and Dalian Innomind Environment Engineering Co., Ltd. (2)

10.5	Translation of Shareholders’ Voting Proxy Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Zou Dejun and Qiu Jianping (2)

10.6	Translation of Exclusive Option Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Zou Dejun and Qiu Jianping (2)

10.7	Translation of Pledge of Equity Agreement, dated as of October 3, 2007, by and among Dalian Innomind Environment Engineering Co., Ltd., Zou Dejun and Qiu Jianping (2)

10.8	Securities Purchase Agreement, dated as of September 27, 2007 by and among the Company and the named investors (2)

10.9	Lock-Up Agreement, dated September 27, 2007, by and among Jade Mountain Corporation and Zou Dejun and Qiu Jianping (4)

10.9.1	Lock-Up Agreement, dated September 27, 2007, by and among Jade Mountain Corporation and The Innomind Trust (4)

10.9.2	Lock-Up Agreement, dated September 27, 2007, by and among Jade Mountain Corporation and Bruce Richardson (4)

10.10	Registration Rights Agreement, dated as of September 27, 2007, by and among Jade Mountain Corporation and the investors signatory - thereto (4)

10.11	Engagement Agreement Providing for Investment Banking Services, dated January 19, 2007 by and between RINO and Douglas Financial (5)

10.12	Side Letter Agreement dated July 27, 2007 by and between Douglas Financial LLC and Dalian RINO Environmental Engineering Science and Technology Co., Ltd. (5)

10.13	Employment Agreement dated September 27, 2007, by and between Jade Mountain Corporation and Bruce Richardson (5)

10.14	Amendment to the Employment Agreement dated September 27, 2007, by and between Jade Mountain Corporation and Bruce Richardson, dated June 6, 2008 (6)

21.1	List of subsidiaries (4)

23.1	Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1) (5)

23.2	Consent of accountant (Jimmy C.H. Cheung & Co) for use of its report

(1)	Incorporated herein by reference to the Registration Statement on Form 10-SB filed with the SEC on April 5, 2007.

(2)	Incorporated herein by reference to the Current Report on Form 8-K filed by the Current Report filed by the Company on October 12, 2007.

(3)	Incorporated herein by reference to the Current Report on Form 8-K/A filed by the Company on October 19, 2007.

(4)	Incorporated herein by reference to the Registration Statement on Form SB-2 filed by the Company on November 19, 2007.

(5)	Incorporated herein by reference to the Amendment No. 1 to the Registration Statement on Form SB-1 filed by the Company on March 11, 2008.

(6)	Incorporated by reference to the Amendment No. 3 to the Registration Statement on Form S-1 filed by the Company on June 9, 2008.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Dalian, PRC, on June 11, 2008.

RINO International Corporation

/s/ Zou Dejun
By: Zou Dejun, Chief Executive Officer and Director (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Name and Title	Date

/s/ Zou Dejun	June 11, 2008
Zou Dejun, Chief Executive Officer and Director (principal executive officer)

/s/ Bruce Richardson	June 11, 2008
Bruce Richardson Chief Financial Officer and Secretary (principal financial officer)

/s/ Qiu Jianping	June 11, 2008
Qiu Jianping Director and Chairman of the Board

/s/ Kennith C. Johnson	June 11, 2008
Kennith C. Johnson Director and Chairman of the Audit Committee

/s/ Quan Xie	June 11, 2008
Quan Xie Director and Audit Committee Member